EXHIBIT 31.2

CONSTELLATION ENERGY PARTNERS LLC

CERTIFICATION

I, Charles C. Ward, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Constellation Energy Partners LLC; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 18, 2013

/S/ CHARLES C. WARD
Charles C. Ward
Chief Financial Officer and Treasurer